UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2012

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The information contained herein and in the accompanying exhibit is being "furnished" under this Item and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except as may be expressly incorporated into such filing by specific reference to this filing.

On November 12, 2012, Scientific Learning Corporation (the "Company") announced via press release the Company's results for its third quarter ended September 30, 2012. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2012, the Company received notification from Shari Simon that she was resigning as a member of the Board of Directors (the “Board”) of the Company effective immediately.  On November 6, 2012, Ms. Simon was elected to serve as a member of the Moraga School District Governing Board in Moraga, California, and Ms. Simon tendered her resignation to the Company in connection with her recent election.  The Company is not aware of any disagreement between Ms. Simon and the Company as to the Company’s operations, policies or practices.

On November 6, 2012, the Company received notification from Jessica Lindl, the Company’s Senior Vice President, Marketing & Inside Sales, that she has elected to resign from the Company to pursue another opportunity.  Ms. Lindl’s last date of employment will be November 26, 2012.  The Company is not aware of any disagreement between Ms. Lindl and the Company as to the Company’s operations, policies or practices.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release of Scientific Learning Corporation dated November 12, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: November 13, 2012	By:	/s/ Christopher J. Brookhart
	Title:	Senior Vice President and General Counsel